Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of GrubHub Inc. (F/K/A GrubHub Seamless Inc.) on Form S-8 of our report dated March 2, 2015, relating to the consolidated financial statements of GrubHub Inc. (F/K/A GrubHub Seamless Inc.) appearing in the Annual Report on Form 10-K of GrubHub Inc. (F/K/A GrubHub Seamless Inc.) for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

May 20, 2015